Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-43311, 333-147491, 333-142462, and 33-54104) and on Form S-8 (Nos. 33-32439, 2-80883, 33-52069, 333-58248, 333-40536, 33-49646, 333-37210, 333-104279, 333-135088 and 333-147801) of Old Republic International Corporation of our report dated February 25, 2008 relating to the financial statement schedules, which appears in this Form 10-K/A.

                        /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 31, 2008